UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2011

Unisys Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-8729

Delaware	38-0387840
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, PA 19422
(Address of principal executive offices, including zip code)

215-986-4011
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

       On February 22, 2011, Unisys Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Goldman, Sachs & Co. and Citigroup Global Markets Inc. as representatives of the several underwriters named therein, in connection with the Company's offering of 2,250,000 shares of its 6.25% Mandatory Convertible Preferred Stock, Series A, at an initial liquidation preference of $100 per share (the "Mandatory Convertible Preferred Stock"). Under the terms of the Underwriting Agreement, the underwriters have a 13-day option to purchase up to an additional 337,500 shares of Mandatory Convertible Preferred Stock to cover over allotments, if any. The offering will be made pursuant to the Company's registration statement on Form S-3 (File No. 333-155735), which became effective on June 4, 2009.

       Each share of the Mandatory Convertible Preferred Stock will be, unless earlier converted, mandatorily converted on March 1, 2014 into between 2.1899 shares and 2.6717 shares of the Company's common stock, depending on the applicable market value of the Company's common stock. The Mandatory Convertible Preferred Stock will pay, when and if declared by the Board of Directors of the Company, cumulative dividends at a rate of 6.25% per annum on the initial liquidation preference of $100 per share (equivalent to $6.25 per year per share), payable quarterly in cash on March 1, June 1, September 1 and December 1 of each year, or in the case of dividends payable on March 1, 2014 or any earlier conversion date, payable in cash, shares of the Company's common stock or a combination thereof at the Company's election. If declared, the first dividend payment date will be June 1, 2011.

       The closing of the offering is expected to occur on February 28, 2011, subject to customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.    Other Events

       On February 23, 2011, the Company issued a press release announcing the pricing of the offering of Mandatory Convertible Preferred Stock. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit 1.1        Underwriting Agreement, dated February 22, 2011, among the Company, Goldman, Sachs & Co. and Citigroup Global Markets Inc. as representatives of the several underwriters named therein.

Exhibit 99.1        Press Release issued February 23, 2011, by the Company announcing the pricing of its offering of Mandatory Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: February 23, 2011	By:	/s/ Janet B. Haugen
Janet B. Haugen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-1.1	Underwriting Agreement, dated February 22, 2011, among the Company, Goldman, Sachs & Co. and Citigroup Global Markets Inc. as representatives of the several underwriters named therein.
EX-99.1	Press Release issued February 23, 2011, by the Company announcing the pricing of its offering of Mandatory Convertible Preferred Stock.